Exhibit 99.2

Ameris Bancorp 2nd Quarter 2019 Results Investor Presentation

This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements. The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Factors that could cause or contribute to such differences include, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of Ameris Bancorp (“Ameris”) and Fidelity Southern Corporation may not be integrated successfully or such integration may take longer to accomplish than expected following the parties’ merger; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger - related issues; and success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to Ameris’s filings with the Securities and Exchange Commission (the “SEC”), including Ameris’s Annual Report on Form 10 - K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K. Forward - looking statements speak only as of the date they are made, and Ameris undertakes no obligation to update or revise forward - looking statements. Cautionary Statements 2

• Management team focused on producing top quartile results, including 1 . 56 % Adjusted ROA and 18 . 79 % Adjusted ROTCE in 2 Q 2019 • Managed minimal rate sensitivity despite significant growth in total assets and intense pressure on deposit costs • 2 Q 19 margin (excluding accretion) down slightly to 3 . 79% , from 3 . 83 % in 1 Q 19 • Strong, attractive Southeastern markets and attractive lines of business give us the ability to grow organically at a safe pace • Growth prospects for TBV and Capital levels are very attractive • CRE concentrations are moderate and forecast to decline . The Ameris Bancorp Story Top of Class Operating Results Disciplined M&A Strategy in the Southeast • Completed acquisition of Fidelity Southern Corporation (LION) on July 1 , which increased assets approximately $ 4 . 78 billion • Expect four - six quarter pause on M&A activity – Management team is focused on successful integration of Fidelity acquisition – Opportunities exist within our current markets due to competitor disruption • Successfully integrated acquisitions, including three transactions in 2018 with $ 3 . 1 billion in new assets 3

Clear Path to Future Increase in EPS Confidence in 2020 financial expectations: • Manage margin through funding expertise, capacity and better mix • High single - digit balance sheet growth in strong economic times; able to dial back if necessary in downturns to protect credit and balance sheet • Reliable and profitable growth in all segments of loan production • Sustained profitability in lines of business (mortgage, premium finance, SBA) • Growing pipelines in Orlando and Atlanta as acquisitions and competitor disruption provide additional growth opportunities • Cost savings from Fidelity Southern acquisition identified to be fully implemented by 2020 • Maintain continued efficiency ratio discipline 4

Investment Rationale Organic Growth Opportunities • Historically top quartile return on assets (> 1 . 50 % YTD 2019 ) • Strong ROTCE’s that support organic and M&A growth (over 18 % YTD 2019 ) • Catalysts already identified that are expected to drive efficiency ratio to 50 % over next 12 months Operating Performance Valuation • Material discount on earnings relative to Southeastern peer group suggests material upside and rare buying opportunity : – Current Price of $ 37 . 78 (1) is 9 . 4 x consensus estimates – Price to TBV of 1 . 82 x ; Price to consensus EOY 2019 TBV of 1 . 80 x – Expansion in multiples is likely as 2019 financial results and earnings are realized (1) Closing price on July 19 , 2019 • Organic diversified growth opportunities while protecting credit in an economic downturn • Loan production is strong ; diversified across bank and lines of business • Competition for deposits is brisk ; however, noninterest bearing deposits have increased more than 9 % YTD 2019 5

2nd Quarter 2019 Financial Results

Earnings Summary – Adjusted Basis 7 (dollars in thousands, except per share data) Quarter to Date Results Year To Date Results 2Q19 2Q18 Change 2019 2018 Change Adjusted Net Income $ 45,210 $ 29,239 55% $ 87,797 $ 57,019 54% Adjusted Net Income Per Share $ 0.96 $ 0.74 30% $ 1.85 $ 1.46 27% Adjusted Return on Assets 1.56% 1.38% 13% 1.54% 1.40% 10% Adjusted Return on TCE 18.79% 17.26% 9% 18.81% 17.18% 9% NIM (net of accretion) 3.79% 3.81% - 1% 3.81% 3.82% 0% Adjusted Efficiency Ratio 53.77% 57.53% - 7% 54.43% 58.67% - 7% Adjusted Net Overhead Ratio 1.37% 1.46% - 6% 1.42% 1.53% - 7%

2Q 2019 Operating Highlights • Growth in adjusted net income of 54.6% compared with 2Q18 • Growth in adjusted EPS of 30% compared with 2Q18 • Adjusted efficiency ratio of 53.77% compared with 55.12% in 1Q19 and 57.53% in 2Q18 • Adjusted ROA of 1.56%, compared with 1.51% in 1Q19 and 1.38% in 2Q18 • Adjusted ROTCE of 18.79%, compared with 18.82% in 1Q19 and 17.26% in 2Q18 • Net Interest Margin (excluding accretion) of 3.79%, compared with 3.83% in 1Q19 • Total revenue of $136.9 million, growth of 27.6% compared with 2Q18 • Increase in TBV of $1.08 per share to $20.81 per share compared with $19.73 at the end of 1Q19 (Includes dividends, repurchases and OCI impact) • Legacy non - performing assets remained stable at 0.23% of total assets, compared with March 31, 2019 8

Operating Highlights (1) Asset growth is materially impacted in 2Q18 by the acquisitions of Atlantic Coast Bank and Hamilton State Bank (2) Adjusted operating expenses exclude merger related charges, executive retirement costs, restructuring charges, financial impact of hurricanes and loss on sale of premises (3) Adjusted efficiency ratio is Adjusted operating Expenses divided by Net Interest Income (TE) and Non - Interest Income, excluding gain/loss on securities and MSR impairment 9 (dollars in thousands) For the quarter For the year to date period 2Q19 2Q18 2019 2018 Asset Growth (1) 233,061 3,167,869 445,821 3,334,494 Asset Growth Rate 8.00% 157.94% 7.79% 84.89% Organic Loan Growth 581,382 268,020 563,978 421,795 Organic Loan Growth Rate 28.38% 18.35% 13.74% 14.83% Total Revenue 136,887 107,306 267,053 202,571 Total Revenue Growth 20.65% 12.64% 31.83% 14.03% Adjusted Operating Expenses (2) 74,926 62,342 147,219 120,022 Adjusted OPEX Growth 14.57% 8.08% 22.66% 11.58% Adjusted Efficiency (3) 53.77% 57.53% 54.43% 58.67% Legacy NPAs / Assets 0.23% 0.29% Credit Related Costs 5,647 10,155 9,966 12,505

Total Revenue Spread Revenues • Steady growth in average earning assets from 1Q19 to 2Q19; $2.73 billion, or 34.9%, growth in average earning assets from 2Q18 to 2Q19 • Slight decrease in margin in challenging rate environment while maintaining stable yield on earning assets • Margin (excluding accretion) of 3.79% in 2Q19, compared with 3.83% in 1Q19 Non - Interest Income • Mortgage banking – increased $3.1 million, or 20.3%, in 2Q19 compared with 2Q18. Production continues to be heavily weighted to purchase volume • Service charges – increased $1.6 million, or 14.7%, in 2Q19, compared with 2Q18, due to acquisitions completed during 2018 • SBA revenues – increased 39.6% over 2Q18 due to increased volume of sold loans. 10 $90.1 $92.9 $92.9 $94.8 $105.6 $126.6 $127.0 $128.3 $134.8 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 2Q 17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 Total Quarterly Revenue (TE), excluding accretion (in millions)

Net Interest Margin Spread Income and Margin: • Average earning assets were up $227 million, increasing spread income of $2.2 million. • Margin (excluding accretion) down 4bps in the second quarter due to shift in deposit mix. – Stable yield on earning assets – Deposit costs increased by 5bps – Growth in noninterest bearing deposits outpaced total deposit growth such that noninterest bearing deposits are over 28% of total deposits at quarter end Accretion income a small part of our revenues: • 2.2% of revenue in 2019 YTD • 2.6% of revenue in 2018 • 2.9% of revenue in 2017 • 4.3% of revenue in 2016 Stable margins over the entire rate cycle. Loan Production Details Period Fixed Rate Variable Rate Total 2Q19 443.1 5.01% 411.7 6.00% 854.7 5.49% 1Q19 264.3 5.29% 349.2 6.15% 613.5 5.78% 4Q18 234.5 5.40% 370.3 5.96% 604.9 5.74% 11 $61.9 $65.9 $69.4 $68.3 $74.3 $96.5 $96.6 $97.6 $99.6 3.77% 3.80% 3.82% 3.84% 3.81% 3.77% 3.75% 3.83% 3.79% 3.00% 3.50% 4.00% 4.50% 5.00% $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2Q 17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 Net Interest Income (TE) before Accretion (in millions)

Expenses – 2Q19 • Slight decrease in 2 Q 19 core operating expenses at the Bank due to payroll taxes ( 1 Q annual payroll tax seasonality) and continued efficiency efforts • Increase in lines of business - related operating expenses due to increased commissions related to elevated production levels • Continue to drive expense control behaviors throughout the Company and look for efficiencies in our administrative functions 1 – Adjusted operating expenses exclude merger and conversion costs, executive retirement benefits, restructuring charges related to branch consolidation plan, compliance resolution expenses, financial impact of hurricanes and loss on sale of premises. OPEX Highlights: Steady, Adjusted Operating Expenses (1) 12 $15.6 $14.2 $18.5 $17.3 $18.0 $15.7 $19.6 $42.5 $43.5 $43.8 $53.6 $52.9 $56.6 $55.3 0.0 25.0 50.0 75.0 100.0 4Q 17 1Q 18 2Q 18 3Q 18 4Q18 1Q 19 2Q 19 Adjusted Operating Expenses (in millions) LOBs Banking

Capital and TBV – 2Q19 • Historically, consistent growth in TBV • TBV increased $1.08 in 2Q19 – $0.72 from retained earnings – $0.37 from change in OCI – ($0.01) from all other items including share repurchase Consistent Growth in TBV • TCE / TA at quarter end of 8.68%, up from 8.46% at end of 1Q19 • 2Q19 Adjusted ROTCE of 18.79% • Normalized ROTCE in the range of 17% - 19% for 2019 Steady Capital Levels Support Growth Rate 13 $17.24 $17.78 $17.86 $16.90 $17.12 $17.78 $18.83 $19.73 $20.81 $10.00 $12.50 $15.00 $17.50 $20.00 $22.50 $25.00 2Q 17 3Q 17 4Q 17 1Q 18 2Q18 3Q18 4Q18 1Q19 2Q19 Tangible Book Value

Credit Quality and Loan Diversification

Diversified Loan Portfolio 2Q19 Loan Portfolio • Largest category of loans = 21% of total – well diversified Mortgage loans & HELOCs • Participations purchased only 1% of total loans • Average loan size = $72M (all loan types) • < 12% of total loans in Construction or A&D • CRE and C&D concentrations are 251% and 89%, respectively, at 2Q19 • Credit Admin Management consists of CCO, SCO and six Regional Credit Officers. Collectively, they have 70 years with Ameris and 256 years of banking experience • 2Q19 loan growth split among Bank, Mortgage and Warehouse, Premium Finance and Specialty 15 Agriculture 2.4% C&I 20.2% Municipal 6.4% Consumer 5.1% Investor CRE 18.0% Owner Occupied CRE 11.8% AC&D 11.7% Multi - Family 3.3% SFR Mortgage (ex HFS) 21.1%

Diversified Loan Portfolio 16 Relationship Groupings Total Committed Exposure (MM's) % of Total Portfolio Top 25 Relationships $ 932.1 15.3% Top 50 Relationships $ 1,519.8 25.0% Top 100 Relationships $ 2,319.9 38.2% Top 250 Relationships $ 3,596.1 59.2% Top 300 Relationships $ 3,853.9 63.4% Individual Groupings Total Committed Exposure (MM's) Largest Relationship $ 64.5 10th Largest $ 36.5 50th Largest $ 20.0 100th Largest $ 12.9 200th Largest $ 7.0 300th Largest $ 4.8 $64.5 $20.0 $12.9 $9.8 $7.0 $5.6 $4.8 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 1 50 100 150 200 250 300 Relative Size of our Top 300 Relationships (MM’s)

Non - Performing Asset Trend • Non - Performing Assets have decreased from $87.5 million at YE14 to $60.8 million at 2Q19 (31% reduction) • As a % of Total Assets, NPAs declined from 2.17% at YE14 to 0.51% at 2Q19 17 • Ameris has completed five acquisitions since YE14 resulting in an increase in Total Assets from $4.0B to $11.9B (excluding Fidelity Southern) 2.17% 1.09% 0.85% 0.68% 0.55% 0.51% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2014 2015 2016 2017 2018 2Q19 NPL-Legacy NPL-Purchased NPL-90+ DPD (USPF) OREO-Legacy OREO-Purchased NPA / Total Assets

Investor CRE Loans 18 Loan Type Outstanding Balance (MM’s) % NPL % PD Office $ 521.7 0.00% 0.28% Multi - Family $ 406.4 0.06% 0.00% Retail (inc Single - Tenant) $ 394.5 0.10% 1.53% Warehouse / Industrial $ 290.1 0.10% 0.00% Hotels / Motels $ 238.9 0.86% 0.00% Strip Center, Non - Anchored $ 219.6 0.00% 0.36% Misc CRE (ALF, Church, etc) $ 203.7 0.00% 0.01% All Other Types $ 202.5 4.04% 0.19% RRE Construction - Spec $ 199.2 0.01% 0.00% Strip Center, Anchored $ 196.4 0.00% 0.00% RRE Construction - Pre - Sold $ 158.5 0.00% 0.26% $ 3,031.5 0.37% 0.30% • 62% of CRE assets are concentrated in Atlanta, Jacksonville, Orlando, Tampa, Tallahassee, Columbia, Savannah and Charleston MSAs • At 2Q19, Past Due and Nonaccrual loans totaled 30 bps and 37 bps, respectively. Investor CRE 18.0% AC&D 11.7% Multi - Family 3.3%

2Q19 Commercial Real Estate Production

2Q19 Construction and Development Loan Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Avg Loan Size (000's)
RRE Construction - Spec	$ 34.2	$ 87.4	$ 239.6
RRE Construction - Pre-Sold	$ 19.9	$ 49.6	$ 250.5
A&D, RRE Lots, Other Land Loans	$ 9.5	$ 19.2	$ 785.3
	$ 63.6	$ 156.2	

2Q19 Commercial Real Estate Production Summary:

Loan Type	Outstanding (MM's)	Committed Exposure (MM's)	Direct Debt Service Coverage (DSC)*	Loan / Value*
Multi-Family	$ 39.7	$ 178.2	1.62	53.2%
Hotels / Motels	$ 40.8	$ 42.2	1.98	53.2%
Office	$ 23.5	$ 39.2	1.59	63.7%
Warehouse / Industrial	$ 12.5	$ 34.4	1.58	56.8%
Misc CRE (ALF, Church, Colleges)	$ 18.7	$ 26.3	2.28	60.8%
Retail (inc Single-Tenant)	$ 9.1	$ 17.9	1.40	70.7%
Strip Center, Anchored	$ 11.6	$ 11.6	1.40	58.1%
Strip Center, Non-Anchored	$ 2.9	$ 9.1	1.19	80.0%
	$ 158.8	$ 358.9	1.63	60.2%

*Based on the average of all loans in that category > $500M Committed Exposure

- C&D and CRE loans - $515.1MM
  - Residential Real Estate Construction:
    - 2Q19 production spec to sold ratio of 1.8:1
    - Total RRE construction portfolio of spec to sold 1.4:1 at 6/30/19
    - Spec loans at low average loan size $239.6M
  - Investor CRE 2Q19 production:
    - Average 1.63:1 debt service coverage
    - Average 60.2% loan/value.

19

• Largest segment is US Premium Finance at $659.6MM • 2Q19 Production Stats: • Mortgage Warehouse Division funded $4.4 billion of loans in 2018 and $2.7B through 2Q19 – 23% annualized growth through 2019 • Total approved guidance lines = $773.5 million • Average days on line = 20 days • No losses in 2017, 2018 and 1Q19 • Purchased C&I portfolio in 2Q19: • Primarily essential equipment used by convenient stores • Totaled $128.8MM, avg rate = 8.15% • No P/D loans • Avg loan size =$96.5M, 4 ½ avg term C & I Loans Lending Division Balance (in millions) % Portfolio % Nonaccruing Average Loan Size (in thousands) US Premium Finance $659.6 35.7% 0.56% $16.0 Mortgage Warehouse / MSR $467.9 25.3% 0.00% $257.7 Ameris Equipment Finance $120.3 8.4% 0.00% $257.8 Corporate Finance Group $117.2 6.3% 0.77% $3,552.8 Other C&I Loans $484.6 26.2% 0.51% $136.2 Totals $1,847.9 0.43% 20 2Q19 Rolling 12 - Mos $$ Production $407.6MM $1.2B W/A Down Payment 21.2% 20.8% W/A # Installments 9.7 mos 9.8 mos C&I Loans 20.2%

Mortgage Loans • Portfolio Loans consist of: • Legacy Bank mortgage loans - $753.8 million • Mortgage division - $780.6 million • Purchase mortgage pools - $232.6 million • Home Equity LOCs - $158.5 million • Mortgage division production is underwritten to secondary market standards, as follows: 21 3Q18 4Q18 1Q19 2Q19 Net Production $44.4MM $94.1MM $41.5MM $68.6MM Avg DTI 35.9% 36.1% 36.2% 35.5% Avg LTV 81.1% 81.1% 81.2% 77.8% Avg FICO 726 725 723 719 Overall Past Due 2.71% 2.07% 2.04% 1.64% SFR Mortgage (ex HFS) 21.0%

Update on Acquisition of Fidelity Southern Corporation

Combined 3Q19 Estimated Impact • Completed acquisition on July 1, 2019; Conversion scheduled for November 2019 • Balance Sheet: – L oan growth expected to be in mid - single digits, net of indirect runoff – No significant deposit attrition expected • Net I nterest Margin: – S ensitivity slightly asset sensitive – Low double digit margin compression inclusive of purchase accounting adjustments and 25bp fed cut • Noninterest Income: – No signi ficant attrition expected in mortgage line of business • Noninterest Expense: – Fully phased in cost saves not until 2020 – Expect 20% of the announced cost savings to be realized in 3Q19 – Maintain efficiency ratio below 60% until fully phased in cost savings 23

Agriculture 0.2% C&I 6.2% Municipal 0.0% Consumer , 36.2% Investor CRE , 14.6% Owner Occupied CRE, 12.2% AC&D 8.5% Multi - Family 0.1% SFR Mortgage (ex HFS) 22.0% Proforma Loan Portfolio with Fidelity 24 Agriculture 2.4% C&I 20.2% Municipal 6.4% Consumer 5.1% Investor CRE 18.0% Owner Occupied CRE 11.8% AC&D 11.7% Multi - Family 3.3% SFR Mortgage (ex HFS) 21.0% Agriculture 1.8% C&I 16.2% Municipal 4.6% Consumer 14.0% Investor CRE 17.0% Owner Occupied CRE 12.0% AC&D 10.8% Multi - Family , 2.4% SFR Mortgage (ex HFS) 21.3% Combined Bank Fidelity Bank Ameris Bank

Ameris Bancorp Press Release & Financial Highlights June 30, 2019